PROMISSORY NOTE

_______________, 2001
$4,000,000.00	Baltimore, Maryland

FOR VALUE RECEIVED, on demand, Acrodyne Communications, Inc., a Delaware corporation (the "Maker"), promises to pay to the order of Sinclair Broadcast Group, Inc., a Maryland corporation (the "Lender"), the amount on the date of such demand of the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender pursuant to the provisions of a certain Loan Agreement of even date herewith by and between the Lender and the Maker (the "Loan Agreement"), plus all accrued but unpaid interest thereon. Those terms defined in the Loan Agreement are used herein with the same meaning. The face amount of this Note is the Lender's Committed Amount. The actual unpaid balance of the principal amount of this Note outstanding at any time shall be the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender as of the date of computation.

Additionally, the Maker promises to pay to the order of the Lender interest on the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender (calculated on a daily basis) from time to time outstanding under the provisions of the Loan Agreement from the date hereof until the maturity of this Note (whether by declaration, extension, or otherwise) at a fixed rate of interest equal to twelve percent (12%) per annum. Interest accrued on the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender from the date hereof until the maturity of this Note (whether by declaration, extension, or otherwise) during each month or portion thereof shall be paid by the Maker to the Lender monthly on or before the 1st day of the next succeeding month commencing with the first such date following the date of this Note and on the same day of each thereafter until the maturity of this Note (whether by declaration, extension, or otherwise). After the maturity of this Note (whether by declaration, extension, or otherwise), the Maker promises to pay to the order of the Lender upon demand interest on the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender from the date of such maturity until the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender together with all accrued and unpaid interest thereon is paid in full at a fixed rate of interest equal to ten and one-half percent (10.5%) per annum. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

This Note is the "Note" issued pursuant to the provisions of the Loan Agreement. The Lender is entitled to the rights and benefits of the Loan Agreement. The Maker hereby waives demand, notice, presentment, and protest.

All payments of the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender and interest thereon shall be paid in lawful money of the United States of America during regular business hours of the Lender at 10706 Beaver Dam Road, Cockeysville, Maryland 21030 or at such other place as the Lender or any other holder of this Note may at any time or from time to time designate in writing to the Maker.

If this Note is forwarded to an attorney for collection after maturity hereof (whether by declaration, extension, or otherwise), the Maker shall pay on demand all costs and expenses of collection including attorneys' fees of fifteen percent (15%) of the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender then outstanding.

After maturity of this Note (whether by declaration, extension, or otherwise), the Maker hereby authorizes any attorney designated by the Lender or any clerk of any court of record to appear for the Maker in any court of record and confess judgment against the Maker without prior hearing in favor of the Lender for and in the amount of the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender then outstanding plus interest accrued and unpaid thereon, together with costs of suit and attorneys' fees of fifteen percent (15%) of the unpaid indebtedness of the Maker to the Lender debited to the Maker's account with the Lender then outstanding.

This Note shall be governed by and construed under the laws of the State of Maryland.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed in its name, under its seal, and on its behalf the day and year first written above.

WITNESS/ATTEST:		MAKER:

Acrodyne Communications, Inc.
	By:	(SEAL)
Nat Ostroff, Chairman